                         AGREEMENT AND PLAN OF REORGANIZATION

                                   April 20th, 1999

                                KALAN GOLD CORPORATION

                                   ACQUISITION OF

                       ANIMATED ELECTRONIC INDUSTRIES SDN BHD.




                                  TABLE OF CONTENTS



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                                                                                  Page
Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.   Plan of Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . .1

     2.   Exchange of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     3.   Delivery of Shares and Assets  . . . . . . . . . . . . . . . . . . . . . .2

     4.   Representations of Stockholders and Acquirees. . . . . . . . . . . . . . .2

     5.   Representations of Acquiring Corporation . . . . . . . . . . . . . . . . .4

     6.   Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     7.   Conditions Precedent to the Obligations of Acquiror. . . . . . . . . . . .6

     8.   Conditions Precedent to the Obligations of Acquiree. . . . . . . . . . . .7

     9.   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     10.  Nature and Survival of Representations . . . . . . . . . . . . . . . . . .8

     11.  Documents at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     12.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

     Signature Page  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                         AGREEMENT AND PLAN OF REORGANIZATION

       THIS Agreement and Plan of Reorganization is entered into this 20th day of April, 1999, by and between KALAN GOLD CORPORATION, of address Tower II, Suite 100, 12835 E. Arapahoe Road, Englewood, Colorado a Colorado corporation, currently a SEC reporting company and listed and trading on the NASD Bulletin Board (hereinafter "Acquiror"); and ANIMATED ELECTRONIC INDUSTRIES Sdn Bhd, address of 60A Jalan 19/3, 46300 Petaling Jaya, Selangor, Malaysia, a Malaysian corporation; (hereinafter referred to as "Acquiree"); and the undersigned Stockholders of Acquiree, (hereinafter referred to as "Stockholders").

                                       RECITALS

       Stockholders of Acquiree own or control all of the issued and outstanding common stock of Acquiree. Acquiror desires to acquire all of the issued and outstanding stock of Acquiree, making Acquiree a wholly-owned subsidiary of Acquiror, and Stockholders desire to make a tax-free exchange solely of their shares in Acquiree for shares of Acquiror's common stock to be exchanged as set out herein with said Stockholders. Upon completion the Acquiror shall apply to list its stock on the Nasdaq National Market.

       NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

                                      AGREEMENT

       1. PLAN OF REORGANIZATION. Stockholders of Acquiree are the owners of all the issued and outstanding common stock of said Acquiree. It is the intention of the parties hereto that all of the issued and outstanding common stock of Acquiree shall be acquired by Acquiror in exchange solely for newly issued Acquiror voting stock. It is also the intention, of the parties hereto that this transaction qualify as a tax-free reorganization under
              Section 351 of the Internal Revenue Code of 1986, as amended, and the applicable provisions of Malaysian tax law.

       2. EXCHANGE OF SHARES. Acquiror and Stockholders agree that all of the issued and outstanding shares of common stock of Acquiree shall be exchanged with Acquiror for a total of 87,000,000 shares, in the aggregate, of restricted common stock of Acquiror, which in any case shall be 87%, in the aggregate, of the issued and outstanding common shares of the Company, on a fully diluted basis at the time of the delivery of such shares to the Stockholders, which, however, does not include an additional 5,000,000 common shares which the combined companies will issue in a private placement subsequent to the closing of the transaction. The Acquiror shares will, on the date of delivery to the Stockholders, (which is hereafter defined as the Delivery Date), be delivered to the Stockholders in exchange for their shares in Acquiree. Stockholders represent and warrant that they will hold such shares of common stock of Acquiror for investment purposes and not for further public distribution and agree that the shares shall be appropriately restricted under rule 144.

       3. DELIVERY OF SHARES AND ASSETS. On the Delivery Date (which is defined as the date in Paragraph 6 herein), Stockholders will deliver certificates for the shares of Acquiree duly endorsed so as to make Acquiror the sole holder thereof free and clear of all claims and encumbrances. On the Delivery Date, delivery of Acquiror shares, which will be appropriately restricted as to transfer, will be made to the Stockholders as set forth herein. A list of the shares of Acquiree, the owners thereof, and shares of Acquiror to be received by said Stockholders is attached hereto as Exhibit "A" and by this reference is incorporated herein.

       4. REPRESENTATIONS OF STOCKHOLDERS AND ACQUIREE. The Stockholders and Acquiree, hereby represent and warrant that, with respect to their own shares and as to the Acquiree, effective this date, the Closing Date (which is defined as the date in Paragraph 6 herein), and the Delivery Date, the representations listed below are true and correct to the best of their knowledge, information, and belief. Said representations are meant and intended by all parties to apply to the Acquiree:

              (a) The listed Stockholders on Exhibit "A" are the sole owners of all of the issued and outstanding shares of common stock of Acquiree; such shares are free from claims, liens, or other encumbrances; and Stockholders have the unqualified right to transfer and dispose of such shares and assets.

              (b) The issued shares of Acquiree constitute validly issued shares of Acquiree, fully-paid and nonassessable.

              (c) The audited year-end financial statements of Acquiree covering the last fiscal year (which includes the balance sheet as of the 1997 fiscal year end and the operational statements as of the 1996 and 1997 fiscal year ends) and the audited financial statements as of December 31st, 1998, which have been delivered to Acquiror, are complete, accurate and fairly present the financial condition of Acquiree as of the dates thereof and the results of its operations for the periods covered. There are no liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of such Acquiree as reflected in such financial statements. These financial statements have been prepared in accordance with US Generally Accepted Accounting Principles consistently applied.

              (d) Prior to and as of the Closing Date and the Delivery Date, there will not be any negative material changes in the financial position of Acquiree, except changes arising in the ordinary course of business, which changes will in no event adversely affect the financial position of said Acquiree. From the date of signing this contract neither party shall enter into any agreements with third parties except to enable them to fullfill the terms of this Agreement.

              (e) Except as previously disclosed in audited and unaudited financial statements, to the best of Acquiree's knowledge, information and belief, it is not involved in, and has not received judicial notice of any pending litigation or governmental investigation or proceeding not reflected in such financial statement, or otherwise disclosed in writing to Acquiror and, to the best knowledge of Acquiree and Stockholders, no material litigation, claims, or assessments, or governmental investigation or proceeding is threatened against Acquiree, its principal stockholders or properties.

              (f) As of the Closing Date and the Delivery Date, Acquiree will be in good standing in its jurisdiction of incorporation, and will be in good standing and in the process of becoming duly qualified to do business in each jurisdiction where required to be so qualified.

              (g) Acquiree has complied with all applicable Malaysian laws in connection with its formation, issuance of securities, organization, capitalization and operations, and to the best of Acquiree's knowledge, information and belief, no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any US state or federal securities laws.

              (h) Acquiree has filed all Malaysian governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have or which shall become due as of the Closing Date and the Delivery Date.

              (i) Except as disclosed in this Agreement or on any Exhibit, Acquiree has not breached any material agreement to which it individually or collectively may be a party.

              (j) Acquiree has subsidiary corporations as listed in Exhibit B hereto.

              (k) Duly certified true copies of the corporate financial records, minute books, and other documents and records of Acquiree are to be available to present management of Acquiror prior to the Closing Date and turned over to new management of Acquiror in their entirety on the Delivery Date.

              (l) The execution of this Agreement will not violate or breach any agreement, contract, or commitment to which Acquiree or Stockholders are a party and has been duly authorized by all appropriate and necessary action.

              (m) The authorized capitalization of Acquiree are as set forth in the most recent audited balance sheet of Acquiree. Acquiree has one class of common stock. All outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof. There are no outstanding convertible securities, warrants, options or commitments of any nature which may cause authorized but unissued shares to be issued to any person.

              (n) To the best knowledge of Stockholders and Acquiree, Acquiree is not subject to any material labor disputes or disagreements, either actual or contingent.

              (o) To the best knowledge of Stockholders and Acquiree, Acquiree's products, materials and brochures do not infringe the patent or copyright rights of any other person or entity.

              (p) At the date of this Agreement, Stockholders have, and at the Closing Date and the Delivery Date, they will have to the best of their knowledge, disclosed all events, conditions and facts materially affecting the business and prospects of Acquiree and its assets. Stockholders have not now and will not have, at the Closing Date or the Delivery Date, withheld knowledge of any such events, conditions, and facts which they know, or have reasonable grounds to know, may materially affect the business and prospects of Acquiree or its assets.

       5. REPRESENTATIONS OF ACQUIRING CORPORATION. Acquiror hereby represents and warrants as follows, effective this date, the Closing Date, and the Delivery Date, the representations listed below are true and correct to the best of its knowledge, information, and belief:

              (a) As of the Delivery Date, the Acquiror shares to be delivered to the Stockholders will constitute valid and legally issued shares of Acquiror, fully-paid and nonassessable, and will be legally equivalent in all respects to the common stock of Acquiror issued and outstanding as of the date thereof.

              (b) The officers of Acquiror are duly authorized to execute this Agreement and have taken all actions required by law and agreements, charters, and bylaws, to properly and legally execute this Agreement.

              (c) Acquiror has made available to Acquiree combined audited financial statements for the past three fiscal years, which shall be true, complete and accurate; there are and shall be no liabilities, either fixed or contingent, not reflected in such financial statements and records or to which the Acquiree has not been made aware. Said financial statements fairly and accurately reflect the financial condition of the Acquiror as of the date thereof and the results of operations for the period reflected therein. Such statements shall have been prepared in accordance with US Generally Accepted Accounting Principles, consistently applied.

              (d) Prior to and as of the Closing Date and the Delivery Date, there will not be any negative material changes in the financial position of Acquiror, except changes arising in the ordinary course of business, which changes will in no event affect the financial condition of the Acquiror.

              (e) Except as previously disclosed, Acquiror is not involved in any pending litigation, claims, or governmental investigation or proceeding not reflected in such financial statements or otherwise disclosed in writing to the Stockholders, and there are otherwise no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of management, threatened or contemplated against Acquiror, its management or properties.

              (f) As of the Closing Date and the Delivery Date, Acquiror is duly organized, validly existing and in good standing under the laws of the State of Colorado; it has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required.

              (g) Acquiror will have filed, by the Delivery Date, all federal, state, county and local income, excise, property and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and has paid or made adequate provision for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.

              (h) Except as previously disclosed, Acquiror has not breached, nor is there any pending or threatened claims or any legal basis for a claim that Acquiror has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Acquiror is subject.

              (i) The present capitalization of Acquiror comprises authorized common stock of 100,000,000 shares, $0.00001 par value, of which no more than 7,999,999 shares are issued and outstanding as of the date hereof and authorized preferred stock of 1,000,000 shares, with a $0.10 par value, to have such classes and preferences as the Acquiror may determine from time to time. No preferred shares are issued and outstanding as of the date hereof. All outstanding shares have been duly authorized, validly issued, and fully paid. There will be no outstanding or authorized securities, warrants, options or related commitments of any nature as of the Delivery Date.

              (j)    Acquiror has no subsidiary corporations.

              (k) The shares of restricted common stock of Acquiror to be issued to Stockholders as of the Delivery Date, will be validly issued, nonassessable and fully-paid under Colorado corporation law and will be issued in a non-public offering and exempted transaction under federal and state securities laws.

              (l) At the date of this Agreement, Acquiror has, and at the Closing Date, and as of the Delivery Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of Acquiror. Acquiror has not now and will not have, at the Closing Date, or at the Delivery Date, withheld disclosure of any such events, conditions, and facts which it, through management has knowledge of, or has reasonable grounds to know, may materially affect the business and prospects of Acquiror.

              (m) Acquiror is a public company and represents that, except as previously disclosed, it has no outstanding contracts, existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to its shareholders, the public, brokers, the U.S. Securities and Exchange Commission, state agencies or other persons. This includes matters relating to state or federal securities laws as well as general common law or state corporation law principles.

       6. CLOSING AND DELIVERY DATE. The Closing Date herein referred to shall be upon such date as the parties hereto may mutually agree for the execution of this Agreement but is expected to be on or about April 20th, 1999. This Agreement is executed by the parties and effective as of the date hereof, subject only to the ratification and approval of the transaction by the shareholders of the Acquiror and the divestiture of Acquiror operations. The date of ratification and approval of the transaction and the divestiture of Acquiror operations shall be known as the Delivery Date. Certain exhibits, etc. may be delivered subsequent to the Delivery Date upon the mutual agreement of the parties hereto. The Stockholders will be deemed to have accepted, as of the Delivery Date, delivery of the certificates of stock to be issued in their respective names, and in connection therewith will make delivery of their stock in Acquiree to Acquiror.

       7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ACQUIROR. All obligations of the Acquiror under this Agreement are subject to the fulfillment, prior to, as of the Closing Date, or at the Delivery Date, of each of the following conditions:

              (a) The representations and warranties by or on behalf of Acquiror contained in this Agreement or in any certificate or document delivered to Acquiree pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date and the Delivery Date as though such representations and warranties were made at and as of such time.

              (b) Acquiror shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date, subject only to the conditions required on the Delivery Date.

              (c) On the Delivery Date, the present Directors of Acquiror shall resign from the Board of Directors of Acquiror. The Acquiree shall have the right to name the new Board of Directors, which shall consist of up to seven (7) members, as of the Delivery Date.

              (d) The Acquiror shall have disposed of all prior Acquiror operations as of the Delivery Date.

              (e) The Directors of Acquiror shall have approved this transaction and such other reasonable matters as requested by Acquiree as pertaining to this transaction.

       8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ACQUIREE. All obligations of the Acquiree and Stockholders under this Agreement
              are subject to the fulfillment, prior to, as of   the Closing
              Date, or at the Delivery Date, of each of the following conditions:

              (a) The representations and warranties by Acquiree and Stockholders contained in this Agreement or in any certificate or document delivered to Acquiror pursuant to the provisions hereof shall be true at and as of the Closing Date and the Delivery Date as though such representations and warranties were made at and as of such time.

              (b) Acquiree and Stockholders shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date, subject only to the conditions on the Delivery Date.

              (c) Stockholders shall deliver to Acquiror a letter commonly known as an "investment letter" agreeing that the shares of stock in Acquiror are being acquired for investment purposes, and not with a view to resale subject only to Securities Exchange Commission regulations, State and Federal securities laws and regulations of the NASD and NASDAQ boards, whichever is applicable.

              (d) Stockholders shall state, and reaffirm as of the Delivery Date, that the materials, including, current financial statements, prepared and delivered by Acquiror to Stockholders, have been read and understood by Stockholders, that they are familiar with the business of Acquiror, that they are acquiring the Acquiror shares under
                     Section 4(2), commonly known as the private offering exemption of the Securities Act of 1933, under Regulation S of said Act, and that the shares are restricted and may not be resold, except in reliance on an exemption under the Act.

       9. INDEMNIFICATION. Within the period provided in paragraph 10 herein and in accordance with the terms of that paragraph, each party to this Agreement, shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty or non-fulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same.

       10. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for three years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

       11. DOCUMENTS AT CLOSING. Between the date hereof and the Delivery Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

              (a) Stockholders will deliver, or cause to be delivered, to Acquiror the following:

                     (1) stock certificates for the stock of Acquiree being tendered hereunder, duly endorsed in blank,

                     (2) Certified true copies of all corporate records of Acquiree, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Delivery Date), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably requested for review by Acquiror and its counsel;

                     (3) a certificate of the President of Acquiree to the effect that all representations and warranties of Acquiree made under this Agreement are reaffirmed on the Closing Date and the Delivery Date, the same as though originally given on said date;

                     (4) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement;

              (b) Acquiror will deliver or cause to be delivered to Stockholders and Acquiree:

                     stock certificates for Common Stock to be issued as a part of the exchange as listed on Exhibit "A" after the date of approval of this transaction by the Acquiror shareholders;

                     (2) a certificate of the President of Acquiror to the effect that all representations and warranties of Acquiror made under this Agreement are reaffirmed on the Closing Date and the Delivery Date, the same as though originally given on said date;

                     (3) certified copies of resolutions by Acquiror's Board of Directors and shareholders authorizing this transaction;

                     (4) Certified true copies of all corporate records of Acquiror, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Delivery Date), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably requested for review by Acquiror and its counsel;

                     (5) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement.

       12.           MISCELLANEOUS.

              (a) FURTHER ASSURANCES. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

              (b) WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

              (c) BROKERS. Neither party has employed any brokers or finders with regard to this Agreement unless otherwise described in writing to all parties hereto.

              (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

              (e) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              (f) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (g) GOVERNING LAW. This Agreement was negotiated and is being contracted for in the State of Colorado, and shall be governed by the laws of the State of

                     Colorado, and the securities being issued herein are being issued and delivered outside the jurisdiction of the United States in accordance with the isolated transaction and non-public offering exemption and with Regulation S of the Act..

              (h) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

              (i) ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind of condition or inducements to the execution hereof.

              (j)    TIME. Time is of the essence.

              (k) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

              (l) DEFAULT COSTS. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys fees and other costs from the party in default.

       IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                   KALAN GOLD CORPORATION
                                   a Colorado Corporation




                                   By: /s/ SANFORD ALTBERGER
                                       --------------------------
                                        President


                                   ANIMATED ELECTRONIC INDUSTRIES Sdn. Bhd
                                   a Malaysian Corporation




                                   By: /s/ PATRICK SOON-HOCK LIM
                                       --------------------------------
                                          President

_____________________________________________________________________________

                        Agreement and Plan of Reorganization

                              April       , 1999
                               Kalan Gold Corporation
                                   Acquisition of
                       Animated Electronic Industries Sdn Bhd
______________________________________________________________________________




                              SHAREHOLDERS OF ACQUIREE:


                                   NO. OF ACQUIREE
SHAREHOLDERS' NAME & ADDRESS       STOCKS OWNED                SIGNATURE

LSH Asset Holdings Sdn Bhd            8,699,999           /s/ PATRICK SOON-HOCK LIM
No. 60A Jalan 19/3                                           -----------------------
46300 Petaling Jaya                                          Authorized Officer
Selangor
MALAYSIA


Dato' Wan Abdul Razak bin Muda          300,000           /s/ DATO' WAN ABDUL RAZAK
No. 18, Jalan Belangkas                                         BIN MUDA
Off Jalan Kg. Pandan                                         -----------------------
55100 Kuala Lumpur
MALAYSIA



Lim Soon Hock                                 1           /s/ PATRICK SOON-HOCK LIM
No. 60A Jalan 19/3                                           -----------------------
46300 Petaling Jaya
Selangor
MALAYSIA

                                     EXHIBIT A

                                      NO. OF ACQUIREE     NO. OF ACQUIROR
STOCKHOLDERS'S NAME AND ADDRESS       STOCKS OWNED        STOCKS TO BE ISSUED

Lim Soon Hock                                 1              26,157,000
60A Jalan 19/3
46300 Petaling Jaya
Selangor
MALAYSIA

Dato' Wan Abdul Razak bin Muda          300,000                  60,000
No. 18, Jalan Belangkas
Off Jalan Kg. Pandan
55100 Kuala Lumpur
MALAYSIA

LSH Asset Holdings Sdn Bhd            8,699,999              38,000,000
60A Jalan 19/3
46300 Petaling Jaya
Selangor
MALAYSIA

Andrew Lim Su Ming                            -               8,000,000
60A Jalan 19/3
46300 Petaling Jaya
Selangor
MALAYSIA

Lim Hong Choo                                 -               8,000,000
60A Jalan 19/3
46300 Petaling Jaya
Selangor
MALAYSIA

Rosini Amal binti Wan Abdul Razak             -                  60,000
No. 18, Jalan Belangkas
Off Jalan Kg. Pandan
55100 Kuala Lumpur
MALAYSIA

Rohaya Amal binti Wan Abdul Razak             -                  60,000
No. 18, Jalan Belangkas
Off Jalan Kg. Pandan
55100 Kuala Lumpur
MALAYSIA

Puteh binti Ali                               -                  60,000
No. 18, Jalan Belangkas
Off Jalan Kg. Pandan
55100 Kuala Lumpur
MALAYSIA

Rosnah Amal binti Wan Abdul Razak             -                  60,000
No. 18, Jalan Belangkas
Off Jalan Kg. Pandan
55100 Kuala Lumpur
MALAYSIA

Looi Hoi Fah                                  -               2,500,000
8-6-5 Danau Permai Condo
Jalan 3/109F
Taman Danau Desa
58100 Kuala Lumpur
MALAYSIA

Mustaffar @ Mustaffa bin Yacob                -                 120,000
No. 18 Jalan Cincin 11/6
40000 Shah Alam
Selangor
MALAYSIA

Ahmad Faizal bin Ahmad                        -                  40,000
No. 18 Jalan Cincin 11/6
40000 Shah Alam
Selangor
MALAYSIA

Aris bin Ahmad                                -                  40,000
56-1 Jalan Bakri
84000 Muar
Johor
MALAYSIA

Rohana binti Yacob                            -                  40,000
49 Jalan 5/24A
Wangsa Melawati
53300 Kuala Lumpur
MALAYSIA

Halilah binti Ahmad                           -                  60,000
No. 18 Jalan Cincin 11/6
40000 Shah Alam
Selangor
MALAYSIA

Hanafiah bin Mohd Aris                        -                  15,000
12 Jalan Amzil
Taman Melewar
68000 Kuala Lumpur
MALAYSIA

Zuraidah binti A. Manan                       -                  15,000
54 Taman Cheneras Jaya
27200 Kuala Lipis
Pahang Darulmakmur
MALAYSIA

Voo Nyuk Wei                                  -                  20,000
11 Jalan Watan 5
Taman Sri Watan
68000 Ampang
SELANGOR

Voo Nyuk Pui                                  -                   8,000
No. 34, Jalan SS2/41
47300 Petaling Jaya
Selangor
MALAYSIA

Phang Huey Meng                               -                   5,000
64 Jalan 20/5
Paramount Garden
46300 Petaling Jaya
Selangor
MALAYSIA

                                       ------------        ------------
                                          9,000,000          83,320,000*
                                       ------------        ------------

------------
*Remaining 3,680,000 shares to be issued to persons designated by AEI at a future date.

                                      EXHIBIT B



                           SUBSIDIARY COMPANIES OF ACQUIREE


                                     ISSUED &
                     DATE &          PAID-UP
    NAME OF          COUNTRY OF      SHARE            EQUITY  INTEREST             PRINCIPAL
    COMPANY          INCORPORATION   CAPITAL          DIRECT  INDIRECT  TOTAL      ACTIVITIES
----------------     -------------   -------------    ------  --------  ------     -------------------
                                      US$             %       %         %
Vistel (Malaysia)    May 6, 1995        26,315.00     51.0        -     51.0       Investment
Sdn Bhd              Malaysia                                                      holding



Perwimas             Jan 13, 1993    3,500,000.00     43.72   16.61     60.33      Countrywide
Telecommunications   Malaysia                                                      wireless broadband
Sdn Bhd                                                                            network service provider
                                                                                   for multimedia
                                                                                   applications & services